     AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 6, 1999

                                                 REGISTRATION NO. 333-80051
--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                            ------------------------


                                AMENDMENT NO. 4
                                       TO


                                    FORM S-1
                             REGISTRATION STATEMENT
                                     UNDER
                           THE SECURITIES ACT OF 1933
                            ------------------------

                                 RED HAT, INC.

             (Exact name of registrant as specified in its charter)

                DELAWARE                                    7375                                   06-1364380
      (State or other jurisdiction              (Primary Standard Industrial                    (I.R.S. Employer
   of incorporation or organization)            Classification Code Number)                  Identification Number)

                            ------------------------

                             2600 MERIDIAN PARKWAY
                               DURHAM, N.C. 27713
                                 (919) 547-0012
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

                         ------------------------------

                                ROBERT F. YOUNG
                      Chairman and Chief Executive Officer
                                 Red Hat, Inc.
                             2600 Meridian Parkway
                                Durham, NC 27713
                                 (919) 547-0012
(Name, address including zip code, and telephone number, including area code, of agent for service)

                         ------------------------------

                                   COPIES TO:

       WILLIAM J. SCHNOOR, JR., ESQ.                    MARK G. BORDEN, ESQ.
           GREGG A. GRINER, ESQ.                      PATRICK J. RONDEAU, ESQ.
      Testa, Hurwitz & Thibeault, LLP                     Hale and Dorr LLP
              125 High Street                              60 State Street
        Boston, Massachusetts 02110                  Boston, Massachusetts 02109
         Telephone: (617) 248-7000                    Telephone: (617) 526-6000
         Telecopy: (617) 248-7100                     Telecopy: (617) 526-5000

                            ------------------------

    APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: As soon as practicable after the effective date hereof.

    If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. / /

    If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. / /

                         ------------------------------

    THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                EXPLANATORY NOTE

    This Amendment No. 4 to Registration Statement on Form S-1 is a Part II filing solely to re-file Exhibit 10.17. Accordingly, a preliminary prospectus has been omitted.

                                    PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 13. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

    Estimated expenses payable in connection with the sale of the common stock in this offering are as follows:

SEC registration fee...........................................  $   26,855
NASD filing fee................................................      10,160
Nasdaq National Market listing fee.............................      95,000
Printing and engraving expenses................................     125,000
Legal fees and expenses........................................     500,000
Accounting fees and expenses...................................     250,000
Transfer agent and registrar fees and expenses.................      10,000
Miscellaneous..................................................     232,985
                                                                 ----------
      Total....................................................  $1,250,000
                                                                 ----------
                                                                 ----------

    The registrant will bear all of the expenses shown above.

ITEM 14. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

    The Delaware General Corporation Law, the registrant's charter and by-laws provide for indemnification of the registrant's directors and officers for liabilities and expenses that they may incur in such capacities. In general, directors and officers are indemnified with respect to actions taken in good faith in a manner reasonably believed to be in, or not opposed to, the best interests of the registrant, and with respect to any criminal action or proceeding, actions that the indemnitee had no reasonable cause to believe were unlawful. Reference is made to the registrant's corporate charter filed as Exhibits 3.2 and 3.3 hereto and the registrants by-laws filed as Exhibit 3.5 hereto.

    The underwriting agreement provides that the underwriters are obligated, under certain circumstances, to indemnify directors, officers and controlling persons of the registrant against certain liabilities, including liabilities under the Securities Act. Reference is made to the form of underwriting agreement filed as Exhibit 1.1 hereto.

    The registrant intends to apply for a directors' and officers' insurance policy.

ITEM 15. RECENT SALES OF UNREGISTERED SECURITIES.

    In the three years preceding the filing of this registration statement, the registrant has sold the following securities that were not registered under the Securities Act:

    On August 15, 1997, the registrant sold an aggregate of 6,801,400 shares of its Series A convertible preferred stock to one investor at a price of $.294057 per share.

    On September 29, 1998, the registrant sold an aggregate of 8,116,550 shares of its Series B convertible preferred stock to five investors at a price of $.857 per share.

    During the period between February 25, 1999 and April 1, 1999, the registrant sold an aggregate of 2,054,776 shares of its Series C convertible preferred stock to ten investors at a price of $3.141 per share.

    On October 10, 1995, the registrant issued warrants to certain employees exercisable for an aggregate of 3,740,400 shares of common stock with an exercise price per share of $.0001.

    From September 4, 1998 through July 31, 1999, the registrant has granted options to purchase an aggregate of 8,709,340 shares of common stock under the 1998 Stock Option Plan, as amended, exercisable at a weighted average price of $3.90 per share.

    No underwriters were involved in the foregoing sales of securities. Such sales were made in reliance upon the exemption provided by Section 4(2) of the Securities Act for transactions not involving a public offering and/or Rule 701 under the Securities Act.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) EXHIBITS:

 EXHIBIT
   NO.                                       EXHIBIT INDEX
---------  ----------------------------------------------------------------------------------

    1.1*   Form of Underwriting Agreement

    3.1*   Second Amended and Restated Certificate of Incorporation, as amended, of the registrant (currently in effect)

    3.2*   Form of Third Amended and Restated Certificate of Incorporation of the registrant to be filed upon the effectiveness of the registration statement

    3.3*   Form of Certificate of Amendment to the Third Amended and Restated Certificate of
           Incorporation to be filed upon the closing of the offering

    3.4*   By-laws of the registrant

    3.5*   Form of Amended and Restated By-laws to take effect as of the effective date of the registration statement

    4.1*   Specimen certificate representing the common stock

    5.1*   Opinion of Testa, Hurwitz & Thibeault, LLP

   10.1*   1998 Stock Option Plan, as amended

   10.2*   1999 Stock Option and Incentive Plan

   10.3*   1999 Employee Stock Purchase Plan

   10.4*   Warrant Agreement by and among the registrant, Robert F. Young, Nancy R. Young,
           Marc Ewing and Erik Troan, dated as of September 29, 1998, as amended

   10.5*   Warrant Agreement, by and among the registrant, Robert F. Young, Nancy R. Young,
           Marc Ewing and Donald Barnes, dated as of September 29, 1998, as amended

   10.6*   Warrant Agreement by and among the registrant, Robert F. Young, Nancy R. Young,
           Marc Ewing and Lisa Sullivan, dated as of September 29, 1998, as amended

   10.7*   First Amended and Restated Investor Rights Agreement by and among the registrant and the Investors and Founders listed therein, dated as of February 25, 1999, as amended

   10.8*   Office Lease by and between the registrant and CMD Properties, Inc., dated
           November 13, 1998

   10.9*   Non-Qualified Stock Option Agreement by and between the registrant and Matthew
           Szulik

   10.10*  Incentive Stock Option Agreement by and between the registrant and Matthew Szulik

 EXHIBIT
   NO.                                       EXHIBIT INDEX
---------  ----------------------------------------------------------------------------------
   10.11*  Non-Qualified Stock Option Agreement by and between the registrant and Timothy
           Buckley

   10.12*  Incentive Stock Option Agreement by and between the registrant and Timothy Buckley

   10.13*  GNU General Public License

  10.14+*  Distribution Agreement by and between the registrant and Ingram Micro Inc. dated as of October 15, 1998, as amended

  10.15+*  Red Hat Product Distribution Agreement by and between the registrant and Frank
           Kasper Associates, Inc., dated as of April 30, 1999

  10.16+*  Software Distribution Agreement between Tech Data Product Management, Inc. and the registrant, dated as of April 29, 1999

   10.17+  Agreement by and between the registrant and Building Number Three, Ltd., dated as of June 10, 1998

  10.18+*  Independent Contractor Agreement by and between the registrant and Ingo Molnar, dated as of August 18, 1998

  10.19+*  Software License and Shipment Agreement by and among the registrant, Dell Products
           L.P. and Dell Computer Corporation, dated as of February 25, 1999

   23.1*   Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1)

   23.2*   Consent of PricewaterhouseCoopers LLP

   24.1*   Power of Attorney

   27.1*   Financial Data Schedule

   27.2*   Financial Data Schedule


------------------------

+ Confidential materials omitted and filed separately with the Securities and Exchange Commission.

*   Previously filed.

(b) FINANCIAL STATEMENTS SCHEDULES:

    All schedules for which provision is made in the applicable accounting regulations of the Securities and Exchange Commission are not required under the related instructions, the required information is disclosed in the notes to the financial statements or the schedules are inapplicable, and therefore have been omitted.

ITEM 17. UNDERTAKINGS.

    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to provisions described in Item 14 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

    The registrant hereby undertakes (1) to provide to the underwriters at the closing specified in the underwriting agreement certificates in such denominations and registered in such names as required by the underwriters to permit prompt delivery to each purchaser; (2) that for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of a registration statement in reliance upon Rule 430A and contained in the form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective; and (3) that for the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this amendment no. 4 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Durham, North Carolina on August 6, 1999.



                                RED HAT, INC.

                                BY:             /S/ ROBERT F. YOUNG
                                     -----------------------------------------
                                                  Robert F. Young
                                              CHIEF EXECUTIVE OFFICER



                                   SIGNATURES


    Pursuant to the requirements of the Securities Act of 1933, this amendment no. 4 to the registration statement has been signed below by the following persons in the capacities and on the dates indicated.



          SIGNATURE                        TITLE                    DATE
------------------------------  ---------------------------  -------------------

                                Chairman and Chief
     /s/ ROBERT F. YOUNG          Executive Officer
------------------------------    (principal executive         August 6, 1999
       Robert F. Young            officer)

              *                 Chief Financial Officer
------------------------------    (principal financial and     August 6, 1999
         Manoj George             accounting officer)

              *                 Director
------------------------------                                 August 6, 1999
          Marc Ewing

              *                 Director
------------------------------                                 August 6, 1999
      Frank Batten, Jr.

              *                 Director
------------------------------                                 August 6, 1999
      William S. Kaiser

              *                 Director
------------------------------                                 August 6, 1999
        Matthew Szulik

              *                 Director
------------------------------                                 August 6, 1999
          Eric Hahn



By:        /S/ ROBERT F. YOUNG
           --------------------------
           Robert F. Young
           Attorney-in-Fact

 EXHIBIT
   NO.                                       EXHIBIT INDEX
---------  ----------------------------------------------------------------------------------

     1.1*  Form of Underwriting Agreement

     3.1*  Second Amended and Restated Certificate of Incorporation, as amended, of the registrant (currently in effect)

     3.2*  Form of Third Amended and Restated Certificate of Incorporation of the registrant to be filed upon the effectiveness of the registration statement

     3.3*  Form of Certificate of Amendment to the Third Amended and Restated Certificate of
           Incorporation to be filed upon the closing of the offering

     3.4*  By-laws of the registrant

     3.5*  Form of Amended and Restated By-laws to take effect as of the effective date of the registration statement

     4.1*  Specimen certificate representing the common stock

     5.1*  Opinion of Testa, Hurwitz & Thibeault, LLP

    10.1*  1998 Stock Option Plan, as amended

    10.2*  1999 Stock Option and Incentive Plan

    10.3*  1999 Employee Stock Purchase Plan

    10.4*  Warrant Agreement by and among the registrant, Robert F. Young, Nancy R. Young,
           Marc Ewing and Erik Troan, dated as of September 29, 1998, as amended

    10.5*  Warrant Agreement, by and among the registrant, Robert F. Young, Nancy R. Young,
           Marc Ewing and Donald Barnes, dated as of September 29, 1998, as amended

    10.6*  Warrant Agreement by and among the registrant, Robert F. Young, Nancy R. Young,
           Marc Ewing and Lisa Sullivan, dated as of September 29, 1998, as amended

    10.7*  First Amended and Restated Investor Rights Agreement by and among the registrant and the Investors and Founders listed therein, dated as of February 25, 1999, as amended

    10.8*  Office Lease by and between the registrant and CMD Properties, Inc., dated
           November 13, 1998

    10.9*  Non-Qualified Stock Option Agreement by and between the registrant and Matthew
           Szulik

   10.10*  Incentive Stock Option Agreement by and between the registrant and Matthew Szulik

   10.11*  Non-Qualified Stock Option Agreement by and between the registrant and Timothy
           Buckley

   10.12*  Incentive Stock Option Agreement by and between the registrant and Timothy Buckley

   10.13*  GNU General Public License

  10.14+*  Distribution Agreement by and between the registrant and Ingram Micro Inc. dated as of October 15, 1998, as amended

  10.15+*  Red Hat Product Distribution Agreement by and between the registrant and Frank
           Kasper Associates, Inc., dated as of April 30, 1999

  10.16+*  Software Distribution Agreement between Tech Data Product Management, Inc. and the registrant, dated as of April 29, 1999

   10.17+  Agreement by and between the registrant and Building Number Three, Ltd., dated as of June 10, 1998

 EXHIBIT
   NO.                                       EXHIBIT INDEX
---------  ----------------------------------------------------------------------------------
  10.18+*  Independent Contractor Agreement by and between the registrant and Ingo Molnar, dated as of August 18, 1998

  10.19+*  Software License and Shipment Agreement by and among the registrant, Dell Products
           L.P. and Dell Computer Corporation, dated as of February 25, 1999

    23.1*  Consent of Testa, Hurwitz & Thibeault, LLP (included in Exhibit 5.1)

    23.2*  Consent of PricewaterhouseCoopers LLP

    24.1*  Power of Attorney

    27.1*  Financial Data Schedule

    27.2*  Financial Data Schedule

------------------------

+ Confidential materials omitted and filed separately with the Securities and Exchange Commission.

*   Previously filed.